Exhibit 10.6

INDEMNIFICATION AGREEMENTS

MariLyn R. Blair
Robert M. Burks, Jr.
Michel C. Cadieux
Barbara J. Doyle
Deloris R. Duquette
Kirby A. Dyess
Jon E. Eliassen
Charles H. Gaylord
Thomas S. Glanville
Steven M. Helmbrecht
John W. Holleran
Phillip Le Bris
Chuck McAtee
Philip C. Mezey
Sharelynn F. Moore
Sharon L. Nelson
Simon Pontin
Carl W. Porter
Gary E. Pruitt
Michael V. Pulli
Marcel Regnier
Jared P. Serff
Russell E. Vanos
Shannon M. Votava
Robert W. Whitney
Graham M. Wilson
Lynda L. Ziegler